UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 15, 2011, our Board of Directors appointed James J. Connor, effective immediately, as one of our directors to fill a vacancy on the Board. He will serve until the 2012 annual meeting of shareholders and until his successor is duly elected and qualified, or until his resignation or removal. Mr. Connor has not been appointed and is not currently expected to be appointed to any of the Board Committees.
We do not pay employees any separate compensation for serving as directors. We reimburse all directors for reasonable travel expenses.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: July 15, 2011	By	/s/ James J. Connor
James J. Connor
President and Chief Executive Officer